Exhibit 10.87

List of Accredited Investors

Investor	Subscription Amount	Shares	Warrant Shares
Aspire Capital	$1,000,000	775,194	387,597
Lewis Titterton	$100,000	77,520	38,760
Jeffrey Titterton	$100,000	77,520	38,760
Steven Lampe	$200,000	155,039	77,520
Quetzel (Derrough)	$150,000	116,280	58,140
John Levy	$150,000	116,280	58,140
Harold Wrobel	$300,000	232,559	116,280
William S. Lapp	$123,000	95,349	47,675
Damvix Equities LLC	$100,500	77,907	38,954
Aileen Gregoire	$100,000	77,520	38,760
John Birdsall/Margaret Mintz	$30,000	23,256	11,628
Atipax Bruder LLC	$16,500	12,791	6,396
Juan Pablo Gomez	$35,000	27,132	13,566
Joel Sutherland	$50,000	38,760	19,380
David Heering	$20,000	15,504	7,752
AskAlessandra, LLC	$15,000	11,628	5,814
PRKR Society LLC	$1,160,005	899,229	449,615
David S. Upson	$30,000	23,256	11,628
Seth Gottlieb	$200,000	155,039	77,520
Vincent Millacio	$12,900	10,000	5,000
Peter M. Gillon	$75,000	58,140	29,070
Josh Gillon (Gillon Consulting)	$200,000	155,039	77,520